UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

CONN’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd., Suite 800
The Woodlands, Texas 77381
(Address of principal executive offices)

(936) 230-5899

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CONN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer and President Transition

On July 31, 2021, the Board of Directors (the “Board”) of Conn’s, Inc. (the “Company”) appointed Chandra Holt as the Company’s Chief Executive Officer and President, effective August 9, 2021 (the “Effective Date”). Ms. Holt will also join the Board as a director on the Effective Date. Ms. Holt will succeed Norman L. Miller, who will step down as Chief Executive Officer and President of the Company as of the Effective Date and will continue as Executive Chairman of the Board.

Chandra Holt, 41, will join the Company from Walmart Inc., where she served as Executive Vice President, CMO and CIO, Walmart.com since January 2020. From August 2018 to January 2020, Ms. Holt served as Senior Vice President, COO Samsclub.com. Ms. Holt also served as Senior Vice President, GMM - Grocery of Sam’s Club from May 2017 to August 2018 and as Vice President, Proprietary Brands of Sam’s Club from August 2015 to May 2017. Previously, Ms. Holt held multiple positions with Walgreens (Nasdaq: WBA) and Target (NYSE: TGT). Ms. Holt holds an M.B.A. from Carlson School of Management at the University of Minnesota and a Bachelor of Arts from the University of Minnesota.

There is no arrangement or understanding with any person pursuant to which Ms. Holt was appointed as President and Chief Executive Officer and a Director. There are no family relationships between Ms. Holt and any director or Chief Executive Officer and President of the Company, and Ms. Holt is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Holt’s Offer Letter and Severance Agreement

In connection with her appointment as Chief Executive Officer and President of the Company, Ms. Holt entered into an offer letter (the “Offer Letter”) and Executive Severance Agreement (the “Severance Agreement”) with the Company setting forth the terms of her employment and compensation. Pursuant to the Offer Letter, Ms. Holt will be entitled to an initial annualized base salary of $1.0 million and will be eligible for an annual bonus with a target payout of 150% of base salary and maximum annual bonus of 200% of her target bonus. Ms. Holt will also be eligible for long-term incentives under the terms and conditions of the Company’s annual long-term incentive program in the form of restricted stock units and performance based restricted stock units with a combined target grant date value of not less than $3.0 million. In addition, Ms. Holt will receive a one-time inducement grant of: (i) restricted stock units with a grant date fair value of $4.0 million, which will vest in three equal installments on the first, second and third anniversaries of her employment commencement date, subject to continued employment; and (ii) performance based restricted stock units with a grant date fair value of $2.0 million, which will vest, if at all, at the end of a three-year performance period measured from her employment commencement date. Ms. Holt will also be entitled to certain relocation benefits and certain professional fees in connection with entry into the Offer Letter and Severance Agreement.

In addition, pursuant to the Severance Agreement, if Ms. Holt is terminated by the Company for any reason, the Company will pay the following: (1) the earned but unpaid base salary to which she is entitled immediately prior to such termination; (2) any annual incentive plan bonus that relates to a completed performance period, but not yet paid on or prior to such termination; (3) accrued but unpaid vacation and unused sick days; and (4) reimbursement of any unpaid business expenses. Should Ms. Holt be terminated by the Company other than for Cause (as defined in the Severance Agreement) or as a result of her death or disability, or should Ms. Holt resign for Good Reason (as defined in the Severance Agreement), Ms. Holt will be entitled to certain severance benefits: (1) 24 months of Ms. Holt’s base salary; (2) Ms. Holt’s prorated annual cash bonus for the year of termination based on actual achievement of performance targets; (3) 24 months of the monthly premium necessary to continue Ms. Holt’s existing group medical, dental, life, disability and other employee welfare benefit plans; and (4) all awards held by Ms. Holt under the Company’s long-term incentive plan will continue to vest as if Ms. Holt had remained an employee of the Company for the 24 month severance period. Furthermore, should Ms. Holt be terminated during the 12-month period prior to a change of control or the 12-month period following a Change in Control, Ms. Holt would be entitled to: (1) a lump-sum cash payment in an amount equal to three times Ms. Holt’s base salary; (2) Ms. Holt’s prorated target annual cash bonus for the year of termination; (3) a lump sum cash stipend equal to 24 times the employer portion of the monthly premium payable for health and dental coverage had Ms. Holt continued to be actively employed by the Company; and (4) immediate vesting of all awards held by Ms. Holt under the Company’s long-term incentive program based on the greater of the target number of shares and the number of shares that would vest based on actual Company performance, and continued exercisability of such awards during the 24 month period following the date of termination.

The Company will enter into, as of the Effective Date, an indemnification agreement with Ms. Holt in the form previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 on September 23, 2003, which is incorporated by reference herein.

The foregoing descriptions of the Offer Letter and the Severance Agreement are not complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Miller’s Transition to Executive Chairman

In connection with Mr. Miller’s retirement as Chief Executive Officer and President and transition to Executive Chairman, the Company and Mr. Miller entered into a letter agreement (the “Letter Agreement”). Pursuant the Letter Agreement, Mr. Miller will serve as Executive Chairman for 12 months and, if he is still on the Board and employed as Executive Chairman as of such date, will thereafter remain on the Board as a non-employee director. Should Mr. Miller’s Board service cease within seven months after the termination of his service as Executive Chairman, the Board will appoint Mr. Miller as a senior advisor for the purpose of providing transitional advisory services. As compensation for Mr. Miller’s 12-month service as Executive Chairman, Mr. Miller will receive a base salary of $1.0 million. If Mr. Miller is terminated by the Board without cause prior to the end of the 12 month period, he will continue to receive the remainder of his base salary for the balance of such period. In addition, Mr. Miller will remain eligible for his annual cash bonus payable for the 2022 fiscal year and will be eligible for an annual cash bonus with respect to the 2023 fiscal year with a target payout of 150% of base salary and maximum annual bonus of 200% of his target bonus, which will be prorated for purposes of the 2023 fiscal year. If Mr. Miller remains employed by the Company as of the date on which the Company grants its regular annual equity awards to senior executives for the 2023 fiscal year, he will be granted a long-term incentive equity award for the 2023 fiscal year in a form to be determined by the Board with a target grant date value equal to 150% of his base salary. Should Mr. Miller’s service as Executive Chairman be terminated by the Board without cause after any such long-term incentive equity award for the 2023 fiscal year has been granted, Mr. Miller will continue to become vested in such award as if his employment had continued and should Mr. Miller be terminated for cause or resign after any such long-term incentive equity award for the 2023 fiscal year has been granted, he will be entitled to only that portion of such award that has become vested as of the date of termination. Furthermore, in accordance with the Executive Severance Agreement that Mr. Miller and the Company entered into in September 2015 and which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on September 9, 2015 (the “Miller Executive Severance Agreement”), all outstanding and unvested awards held by Mr. Miller will continue to vest and be exercisable for 24 months after termination of his services. Mr. Miller has waived all rights to severance benefits, except for the continued vesting and exercisability of his outstanding awards, under the Miller Executive Severance Agreement, though the other terms, including restrictive covenants, of the Miller Executive Severance Agreement remain in effect.

The foregoing descriptions of the Letter Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 4, 2021, the Company issued a press release with respect to the appointment of Ms. Holt as Chief Executive Officer and President of the Company, as well as the resignation of Mr. Miller from those same positions and his transition to Executive Chairman. The full text of the press release is furnished with this Report as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Finance Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

Exhibit 10.1†	Offer Letter, dated July 30, 2021, between Conn’s, Inc. and Chandra Holt

Exhibit 10.2†	Executive Severance Agreement, dated as of August 9, 2021, between Conn’s, Inc. and Chandra Holt

Exhibit 10.3†	Letter Agreement, dated August 4, 2021, between Conn’s, Inc. and Norman L. Miller.

Exhibit 99.1	Press release dated August 4, 2021

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

†	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S INC.

Date: August 4, 2021	By:	/s/ George L. Bchara
	Name:	George L. Bchara
	Title:	Executive Vice President and Chief Financial Officer

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